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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) February 17, 2005

                        Superconductor Technologies Inc.
               (Exact Name of Registrant as Specified in Charter)

            Delaware                     0-21074                77-0158076
  (State or Other Jurisdiction         (Commission            (IRS Employer
        of Incorporation)              File Number)        Identification No.)

            460 Ward Drive, Santa Barbara, CA                   93111
        (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (805) 690-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OR DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

        The following information is being furnished under Items 1.01 and 5.02 of Form 8-K.

        On February 17, 2005, the Company issued a press release announcing plans for a leadership transition which will occur over the course of the next month. M. Peter Thomas, the Company's current President and Chief Executive Officer, will retire after the filing of the 2004 Annual Report on Form 10-K. The Company expects to file the Annual Report on or before March 15, 2005. Mr. Thomas will retire from his positions as both an officer and director of the Company. On the date Mr. Thomas retires, the Company will appoint Mr. Jeff Quiram as President, Chief Executive Officer and a member of the Board of Directors.

        Mr. Quiram, 44 years old, had a distinguished career at ADC Telecommunications that began in 1991. His most recent role was president of the wireless business unit, which began in 2002. From 2001 to 2002, he served as president of the connectivity business unit, the largest unit at ADC and the world leader in physical connectivity systems. From 1999 to 2001, he served as the managing director of ADC Finland, an RF component and subsystem provider to the large wireless systems manufacturers. Prior to that, Quiram was group vice president of sales at ADC from 1996 to 1999. He started his ADC career in the EF&I services organization. In addition, Quiram spent seven years in a number of engineering and operations roles at U S West, which is now part of Qwest.

        The Company entered into several material agreements related to the leadership transition. First, the Company entered into an Employment Agreement and a related Stock Option Agreement with Mr. Quiram on February 14, 2005. Second, the Company entered into a Retirement Agreement with Mr. Thomas on February 17, 2005. The following is a brief description of the terms of the agreements.

        The Employment Agreement and Stock Option Agreement with Mr. Quiram provide for the following:

            . Appointment as President, Chief Executive Officer and a member of the Board of Directors upon the retirement of Mr. Thomas;

            .   A base salary of $300,000 per year;

            . A bonus of up to 100% of his base salary based upon achievement of annual performance goals to be developed by the Compensation Committee and Mr. Quiram;

            . A stock option for 1,200,000 shares of stock granted in connection with the signing of the Employment Agreement;

            . A stock option for an additional 1,200,000 shares of stock to be granted after shareholder approval of an increase in the shares authorized for grants under the 2003 Equity Incentive Plan;

            . Accelerated vesting of his stock options in the event of an Involuntary Termination or a Change of Control (both as defined in the Employment Agreement);

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            .   Payment or reimbursement of travel expenses from his present home in Minnesota, along with a special indemnity payment for any taxes resulting from the payment or reimbursement of such expenses; and

            .   Lease of an automobile.

        The Retirement Agreement with Mr. Thomas provides for the following:

            . Mr. Thomas will retire upon completion and filing of the Company's 2004 Annual Report on Form 10-K;

            . He will receive his cash bonus for services rendered during 2004 in an amount to be determined by the Compensation Committee in the normal course of its work in the awarding of bonuses to the executive officers;

            . His stock options (a) will immediately vest and become fully exercisable and (b) remain exercisable until the earlier of the fifth (5th) anniversary of the retirement date or the normal expiration date of the relevant option;

            . The Company will forgive a $150,000 loan in accordance with the existing terms of the Promissory Note which were in effect prior to the adoption of the Sarbanes-Oxley Act of 2002;

            . He will provide consulting services to the Company for one year following retirement;

            . The Company will pay Mr. Thomas at a rate equal to his current base salary ($350,155 per year) during the one-year consulting term;

            . The Company will also continue health and other benefits for Mr. Thomas and his family during the consulting term;

            . The Company will continue to provide Mr. Thomas with an automobile during the consulting term; and

            .   The parties gave mutual releases of any claims.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits.

  Exhibit No.     Description
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     99.1         Press Release dated February 17, 2005.

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                                   SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Superconductor Technologies Inc.

Date:  February 17, 2005                       By:  /s/ Martin S. McDermut
                                                    ----------------------------
                                                    Martin S. McDermut,
                                                    Senior Vice President,
                                                    Chief Financial Officer and
                                                    Secretary